Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2015 Third Quarter Results
Reports EPS from Continuing Operations of $0.11 and EBITDA of $4.1 Million

BRENTWOOD, TN, (November 5, 2015) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services, today announced its results for the third quarter ended September 30, 2015.
On November 4, 2015, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of December 31, 2015, to be paid on January 15, 2016.
Third Quarter 2015 Highlights

•
Net revenue increased to an all-time high of $98.1 million in the third quarter of 2015 from $90.3 million in the third quarter of 2014, an increase of 8.6%, primarily attributable to the 10 nursing centers acquired during 2014 and 2015.

•	Earnings per share from continuing operations increased to $0.11 in the third quarter of 2015 from $0.03 in the third quarter of 2014

•	Facility-level operating income of $19.6 million, or 20.0%, an increase of $2.3 million from the prior year.

•	Quarterly EBITDA of $4.1 million, up from $3.1 million in the same quarter of 2014.

•	On November 1, 2015, the Company purchased the assets of a 60-bed facility in Fulton, Kentucky, for $3.9 million.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare’s CEO, stated, “The third quarter of 2015 is yet another successful quarter for the company as we once again reported record revenue as we progress towards our long-term growth goals. Additionally, as we previously announced this week, I am pleased to report that we have added a newly acquired center to our portfolio effective November 1st. This now brings our total facility to 55 and it has already been integrated onto our operating platform. While I’m certainly pleased with our improving financial results, what I am most proud of is the significant improvements we made in our measured quality care outcomes. I take great pride to share that our most recent composite quality metrics score ranks Diversicare as the leader in our peer group. This is a testament to our caregivers and I want to thank each and every one of them for the compassionate care they provide each day.”

Mr. Gill concluded, “We continue to be rewarded by our efforts and strategic investments made over the last several years and these results are reflected in our financial results and quality of care outcomes. Our approach to building our clinical and operational platform is validated by these results and I look forward to continuing to build upon the progress we have made to this point."

Other Highlights for the Third Quarter 2015
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended September 30,
	2015	2014
Skilled nursing occupancy	77.5%	77.2%
As a percent of total census:
Medicare census	11.9%	12.3%
Managed Care census	3.7%	3.4%
As a percent of total revenues:
Medicare revenues	27.9%	29.2%
Medicaid revenues	49.9%	48.6%
Managed Care revenues	6.9%	6.6%
Average rate per day:
Medicare	$452.48	$446.75
Medicaid	$168.12	$161.45
Managed Care	$382.52	$384.45

 Patient Revenues
Patient revenues were $98.1 million and $90.3 million for the three months ended September 30, 2015 and 2014, respectively, an increase of $7.8 million. This increase is primarily attributable to the acquisition of new facilities during the period. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Three Months Ended September 30,
	2015	2014	Change
Same-store revenue	$83,385	$80,302	$3,083
2014 acquisition revenue	11,922	10,029	1,893
2015 acquisition revenue	2,798	—	2,798
Total revenue	$98,105	$90,331	7,774
The overall increase in revenue of $7.8 million is driven by incremental revenue contributions from acquisition activity in 2014 of $1.9 million, as well as the contribution from the newly acquired nursing centers in Glasgow, Kentucky and Hutchinson, Kansas. These two nursing centers acquired in 2015 contributed $2.8 million in revenues during the third quarter.
The same-store revenues increased by $3.1 million in 2015 compared to the same period in 2014, primarily driven by favorable rates. The average Medicaid rate per patient day at same-store nursing centers for 2015 increased 3.8% compared to 2014, resulting in an increase in revenue of $1.5 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for same-store nursing centers increased 0.8% for 2015 compared to 2014, resulting in an increase in revenue of $0.2 million.
Census results for the quarter provided a mix of favorable and unfavorable variances on the same-store revenue results. Same-store Medicare census decreased 3.2% in 2015 resulting in same-store revenue decrease of $0.6 million compared to 2014. The primary favorable census variance related to Managed Care census which increased 11.3%, resulting in a revenue increase at our same-store nursing centers of $0.6 million. Medicaid census also increased at our same-store centers compared to 2014 resulting in a revenue increase of $0.7 million.
Two other contributing factors affected our same-store revenue for the third quarter of 2015 compared to the same period in 2014. The first is an increase in Ancillary Services revenue of $0.2 million. The second factor is the Company's participation in the UPL supplemental payment program in the state of Indiana that provides supplemental Medicaid payments for skilled nursing facilities that are licensed to non-state government entities such as county hospital districts. Participation in the UPL program produced an additional $0.3 million in revenue during the quarter.

Expenses
Operating expense increased in the third quarter of 2015 to $78.5 million as compared to $73.0 million in the third quarter of 2014, driven primarily by the $1.9 million increase in operating costs attributable to the nursing center operations acquired in 2014, as well as $2.4 million of operating expense associated with the nursing center operations assumed in the first quarter of 2015. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Three Months Ended September 30,
	2015	2014	Change
Same-store operating expense	$66,173	$65,019	$1,154
2014 acquisition expense	9,908	7,987	1,921
2015 acquisition expense	2,420	—	2,420
Total expense	$78,501	$73,006	$5,495
Operating expense decreased slightly as a percentage of revenue at 80.0% for the third quarter of 2015 as compared to 80.8% for the third quarter of 2014. The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $45.4 million in the third quarter of 2015 as compared to $42.9 million in the third quarter of 2014, an increase of $2.5 million, or 5.9%. While wages increased overall, as a percentage of revenue wages decreased in the third quarter of 2015 to 46.3% as compared to 47.5% in the third quarter of 2014, a decrease of 1.2%.
While the majority of the $5.5 million increase in operating expenses is attributable to the $1.9 million of incremental operating expenses from 2014 acquisitions and $2.4 million from 2015 acquisitions, the same-store nursing centers also experienced an increase of $1.2 million in the third quarter of 2015 as compared to the third quarter of 2014. The increase in operating expenses for our same-store nursing centers is primarily driven by a $0.5 million increase in bad debt and bad debt crossover expense year over year. Additionally, we experienced a slight increase of $0.1 million in health insurance expense and $0.1 million in provider taxes in the third quarter of 2015 compared to the third quarter of 2014.
Professional liability expense was $2.1 million in the third quarter of 2015 compared to $1.7 million in the third quarter of 2014, an increase of $0.4 million. We were engaged in 50 professional liability lawsuits as of September 30, 2015, compared to 48 as of September 30, 2014. Our quarterly cash expenditures for professional liability costs of continuing operations were $1.7 million and $1.4 million for 2015 and 2014, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.4 million in the third quarter of 2015 as compared to $5.6 million in the third quarter of 2014, an increase of $0.8 million, and increased slightly as a percentage of revenue from 6.2% in 2014 to 6.5% in 2015. The increase in general and administrative expense is primarily attributable to an increase in salaries of $0.5 million in the third quarter of 2015 compared to the third quarter of 2014.
Interest expense was $1.0 million in the third quarter of 2015 and $0.9 million in the third quarter of 2014, an increase of $0.1 million. The increase was primarily attributable to higher debt balances in 2015 as a result of higher outstanding borrowings on the revolving credit facility as a result of the increase in centers undergoing the change in ownership process, as well as the addition of the Glasgow term loan during the first quarter of 2015.
Receivables
Our net receivables balance increased $3.0 million to $44.3 million as of September 30, 2015, from $41.3 million as of December 31, 2014. The increase is primarily attributable to $6.4 million in unbilled receivables as of September 30, 2015, compared to $5.5 million at December 31, 2014. These receivables are associated with our newly acquired nursing centers that are currently undergoing the Medicare and Medicaid change in ownership certification process.
Conference Call Information
A conference call has been scheduled for Friday, November 6, 2015 at 7:00 A.M. Central time (8:00 A.M. Eastern time) to discuss third quarter 2015 results. The conference call information is as follows:

Date:	Friday, November 6, 2015
Time:	7:00 A.M. Central, 8:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 66693261 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through November 11, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 66693261.
FORWARD-LOOKING STATEMENTS
The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Heathcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Diversicare provides long-term care services to patients in 54 skilled nursing and long-term care centers containing 6,500 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2015	December 31, 2014
ASSETS:
Current Assets
Cash and cash equivalents	$3,710	$3,818
Receivables, net	44,276	41,272
Deferred income taxes	8,176	7,016
Current assets of discontinued operations	67	73
Other current assets	4,353	3,760
Total current assets	60,582	55,939

Property and equipment, net	49,146	43,855
Deferred income taxes	11,544	12,885
Acquired leasehold interest, net	7,556	7,844
Other assets, net	6,384	8,566
TOTAL ASSETS	$135,212	$129,089

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$14,375	$5,705
Trade accounts payable	8,335	8,121
Current liabilities of discontinued operations	365	482
Accrued expenses:
Payroll and employee benefits	15,788	14,642
Current portion of self-insurance reserves	11,835	11,833
Other current liabilities	6,232	6,359
Total current liabilities	56,930	47,142
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	41,828	42,559
Self-insurance reserves, less current portion	12,631	14,268
Other noncurrent liabilities	11,822	13,366
Total noncurrent liabilities	66,281	70,193

SHAREHOLDERS’ EQUITY	12,001	11,754

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$135,212	$129,089

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended September 30,
	2015	2014
PATIENT REVENUES, net	$98,105	$90,331
Operating expense	78,501	73,006
Facility-level operating income	19,604	17,325

EXPENSES:
Lease and rent expense	7,198	6,876
Professional liability	2,069	1,743
General and administrative	6,378	5,582
Depreciation and amortization	1,887	1,812
Total expenses less operating	17,532	16,013
OPERATING INCOME	2,072	1,312
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	97	(30)
Interest expense, net	(998)	(916)
	(901)	(946)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,171	366
PROVISION FOR INCOME TAXES	(502)	(147)
NET INCOME FROM CONTINUING OPERATIONS	669	219
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating income (loss), net of taxes	(238)	(585)
Gain on disposal, net of tax	—	4,513
DISCONTINUED OPERATIONS	(238)	3,928
NET INCOME	431	4,147
PREFERRED STOCK DIVIDENDS	—	(48)
NET INCOME FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$431	$4,099

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.11	$0.03
Discontinued operations	(0.04)	0.65
	$0.07	$0.68

Per common share – diluted	$0.11	$0.03
Continuing operations	(0.04)	0.63
Discontinued operations	$0.07	$0.66

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,121	6,020
Diluted	6,331	6,248

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30,
	2015	2014
PATIENT REVENUES, net	$289,618	$250,443
Operating expense	232,298	200,517
Facility-level operating income	57,320	49,926

EXPENSES:
Lease and rent expense	21,529	19,094
Professional liability	6,150	5,360
General and administrative	18,770	16,077
Depreciation and amortization	5,629	5,252
Total expenses less operating	52,078	45,783
OPERATING INCOME	5,242	4,143
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	280	(89)
Interest expense, net	(2,997)	(2,757)
	(2,717)	(2,846)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,525	1,297
PROVISION FOR INCOME TAXES	(1,044)	(538)
NET INCOME FROM CONTINUING OPERATIONS	1,481	759
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(800)	(1,069)
Gain on disposal, net of tax	—	4,513
DISCONTINUED OPERATIONS	(800)	3,444
NET INCOME	681	4,203
Loss attributable to noncontrolling interest	—	25
NET INCOME ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	681	4,228
PREFERRED STOCK DIVIDENDS	—	(220)
NET INCOME FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$681	$4,008

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic
Continuing operations	$0.24	$0.09
Discontinued operations	(0.13)	0.57
	$0.11	$0.66
Per common share – diluted
Continuing operations	$0.24	$0.09
Discontinued operations	(0.13)	0.56
	$0.11	$0.65
DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.165	$0.165
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,089	6,004
Diluted	6,310	6,171

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$431	$508	$(258)	$505	$4,147
Loss (income) from discontinued operations, net of tax	238	299	263	186	(3,928)
Income tax provision	502	539	3	319	147
Interest expense	998	1,049	950	940	916
Depreciation and amortization	1,887	1,863	1,879	1,826	1,812
EBITDA	4,056	4,258	2,837	3,776	3,094

EBITDA adjustments:
Acquisition related costs (a)	43	93	142	117	124
Adjusted EBITDA	$4,099	$4,351	$2,979	$3,893	$3,218

(a)	Represents non-recurring costs associated with acquisition-related transactions.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$431	$508	$(258)	$505	$4,099
Adjustments:
Acquisition related costs (a)	43	93	142	117	124
Tax impact of above adjustments (b)	(15)	(33)	(38)	(41)	(43)
Discontinued operations, net of tax	238	299	263	186	(3,928)
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$697	$867	$109	$767	$252

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.11	$0.14	$0.02	$0.13	$0.04
Diluted	$0.11	$0.14	$0.02	$0.12	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,121	6,098	6,045	6,032	6,020
Diluted	6,331	6,327	6,271	6,270	6,248

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Nine Months Ended September 30,
	2015	2014
NET INCOME	$681	$4,203
Discontinued operations	(800)	3,444
Net income from continuing operations	1,481	759
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	5,629	5,252
Provision for doubtful accounts	5,425	4,235
Deferred income tax provision (benefit)	204	(467)
Provision for self-insured professional liability, net of cash payments	2,063	815
Stock based compensation	924	441
Equity in net losses of unconsolidated affiliate	(281)	88
Provision for leases in excess of cash payments	(1,203)	(779)
Other	116	311
FUNDS PROVIDED BY OPERATIONS	$14,358	$10,655

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic	$2.36	$1.77
Diluted	$2.28	$1.73
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic	6,089	6,004
Diluted	6,310	6,171
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted acquisition-related costs. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for acquisition-related costs. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for

Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended September 30, 2015
	As of September 30, 2015			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2015 Q3 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	824	89.1%	89.9%	15.6%	$18.5	$454.72	$180.47
Kansas	503	498	396	78.8%	79.6%	10.1%	7.3	401.11	157.33
Kentucky	1,257	1,181	1,122	89.2%	95.0%	12.6%	23.7	455.95	186.65
Missouri	339	339	242	71.3%	71.3%	8.3%	4.4	481.41	136.63
Ohio	426	426	309	72.5%	72.5%	9.4%	10.6	506.11	184.78
Tennessee	705	651	519	73.6%	79.7%	17.3%	11.3	418.13	172.06
Texas	1,849	1,726	1,239	67.0%	71.8%	8.4%	22.3	473.76	146.53
Total	6,004	5,738	4,651	77.5%	81.1%	11.9%	$98.1	$452.48	$168.12

Note 1:	The Alabama region includes one nursing center in Florida. The Kentucky region includes one nursing center in Ohio and one in Indiana. The Tennessee region includes one nursing center in Kentucky.
Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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